BODDIE-NOELL PROPERTIES, INC.
EXHIBIT 10.10    FORM AND DESCRIPTION OF EMPLOYMENT AGREEMENTS
                 DATED OCTOBER 1, 1994 BETWEEN THE COMPANY AND
                 CERTAIN OFFICERS



Agreements between the Company and the following individuals are substantially identical in all material respects except as identified below:

                           Employee Name                                           Title

                          Philip S. Payne *                                        Executive Vice President

                          D. Scott Wilkerson                                       President

                          * Copy of agreement attached

                       EMPLOYMENT AGREEMENT

     AGREEMENT, made and entered into as of the 1st day of October, 1994, by and between Boddie-Noell Restaurant Properties, Inc., a
Delaware corporation, and Philip S. Payne, a resident of Charlotte, North Carolina (the "Employee").

                       W I T N E S E T H :
     WHEREAS, the Company desires to obtain the services of Employee, for its own benefit and for the benefit of any existing and future Affiliated Company (defined as any corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Company), and Employee desires to secure employment from the Company upon the following terms and conditions;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree that the following provisions shall constitute their agreement of employment:
     1. Employment. The Company hereby employs the Employee, and the Employee hereby accept employment with the Company, for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and conditions hereinafter stated.
     2. Period of EmPloyment. The term of this Agreement (the "Period of Employment") shall commence on the date hereof, and unless otherwise terminated as hereinafter provided, shall continue
through the third  anniversary of  such date.   The  Period of

Employment shall be automatically renewed for successive additional three year periods unless the Employee or the Company shall notify the other in writing, no later than 180 days and no earlier than 210 days prior to the next succeeding expiration date of the Period of Employment, that such party does not desire to renew the Period of Employment in which case the term hereof shall expire on such expiration date. Subject to the provisions of Sections 8 and 11, the Company shall pay the Employee compensation as provided in
Section 4 through the end of the Period of Employment, and thereafter the Company's obligations hereunder shall end. In the event that this Agreement expires and a new written agreement is not entered into by the parties, the provisions of Sections 9, 10, and 11 of this Agreement will apply with respect to any continued employment of the Employee by the Company or by any successor to the business of the Company.
     3.   Position: Duties: Extent of Services.
          (a)  Duties:  Position.    The  Employee  shall  serve
     initially as Executive Vice President of the Company, and he
     shall  have  such  title,   responsibilities,   duties  and
     authorities and shall perform such services of an executive character as shall be designated from time to time by the Board of Directors of the Company. The Company shall retain full direction and control of the means and methods by which Employee performs the above services and of the place(s) at which such services are to be provided.
          (b)  Other Activities.   Except upon the prior written
     consent  of  the  Board,  Employee,  during  the  Period  of


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     Employment, will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any Affiliated Company with respect to the development, operation, management or leasing of any multi-family or retail properties.

     4. Compensation. In consideration of the services to be rendered by the Employee to the Company and in consideration of the Employee's other covenants hereunder, the Employee will receive a base salary at the rate of $120,000 per year, payable at such intervals as may be established by the Company from time to time for salary payments to its management employees.
The employee shall receive such salary increases and/or bonuses as the Board of Directors of the Company may from time to time approve in its discretion.
In no event, however, will the Employee's gross annual salary be less than $120,000. The Employee shall also be entitled to participate in such incentive compensation plans as the Company may from time to time maintain for its executive employees generally and as described at Section 5 hereof.
     5. Incentive Compensation Plan. The Company will establish and the Employee will participate in an incentive compensation plan for executive officers of the Company. The plan will provide for payment of a cash bonus to the Employee if certain Company performance objectives established for the Employee are achieved. The amount of the bonus to participating officers will be based on a formula determined for the Employee by the Compensation

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Committee, but may not exceed 100% of base salary.  The formula will be based primarily upon improvements in funds from operations,
computed on a per share basis.   All bonuses may be subject to
adjustment to reflect individual performance as measured by specific qualitative criteria to be approved by the Compensation Committee. In addition, the Company may also establish a deferred compensation plan which provides for phantom stock awards. Under this program, phantom stock equal in value to 25% of an officer's yearly cash bonus may be set aside in an incentive pool, with payment to the officer after five years. If an officer leaves the Company's employ for any reason (other than death, disability, termination without cause or normal retirement) prior to the end of the five-year period, all awards shall be forfeited. Otherwise, accrued incentive awards will be paid under the terms of the incentive plan.
     6.   Employee Benefits.   The Employee will be entitled to
participate, in accordance with the provisions thereof, in the employee benefit plans made available by the Company to its employees generally. In the event of the death or total disability of the Employee, the Employee or his estate or beneficiaries shall also be entitled to benefits in accordance with Section 8 hereof.
     7. Business Expense Reimbursements. During the period of his employment under this Agreement, the Employee will be entitled to reimbursement for all reasonable, out-of-pocket expenses incurred by him in performing services hereunder, provided that such expenses are incurred in accordance with the applicable policies of the Company. The Employee shall be entitled to such


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

reimbursement upon presentation by the Employee, from time to time, of an itemized account of such expenses and appropriate documentation therefor.
     8.   Termination of Employment.
          (a) Death. In the event of the death of the Employee during his employment under this Agreement, the following payments shall be made to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee: (i) his base salary for the month in which his death occurs, and
     (ii) such bonuses (if any) as have been earned by the Employee and not paid to him at the time of his death. Any rights and benefits the Employee or is estate or any other person may have under employee benefit plans and programs of the Company generally in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 8, neither the Employee's estate nor any other person shall have any rights or claims against the Company in the event of the death of the Employee during his employment hereunder.
          (b)  Long-Term  Disability.    In  the  event  of  the
     Employee's disability (as hereinafter defined) during his employment under this Agreement, the Period of Employment may
     be terminated by the Company.   For the first six months
     following termination of employment due to disability, the Employee shall be paid his base salary at the rate in effect at the time of the commencement of disability. Thereafter,


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


      the Employee shall be entitled to benefits in accordance with and subject to the terms and provisions of the Company's long-term disability plan for senior management employees, as in
      effect at the time of the commencement of disability.   For
      purposes of this Agreement, "disability" shall have the same meaning as given that term under the Company's long-term disability plan for senior management employees, as in effect
      from  time  to  time.    Anything  herein  to  the  contrary
      notwithstanding, if, during the six-month period following a termination of employment under this Section 8 in which salary continuation payments are payable by the Company, the Employee becomes reemployed or otherwise engaged (whether as an employee, partner consultant, or otherwise), any salary or other remuneration or benefits earned by him from such employment or engagement shall offset any payments due him
      under this Section 8.    In the event of the  Employee's
      disability, any rights and benefits the Employee may have under employee benefit plans and programs of the Company generally shall be determined in accordance with the terms of such plans and programs. Upon termination of the Employee's employment by reason of disability under this Section 8, the Employee shall be entitled, in addition to the other payments provided for in this Section 8, to payment of such bonuses (if any) as may have been earned by the Employee and not paid to him at the time of such termination. Except as provided in this Section 8, neither the Employee- nor his estate, or any other person, shall have any rights or claims against the


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


     Company in the event of the termination of the Employee's employment by reason of disability.
          (c) Termination for Cause. Nothing herein shall prevent the Company from terminating the Period of Employment for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his base salary only through the date of termination, and neither the Employee nor any other person shall be entitled to any further payments from the Company, for salary, unpaid bonuses or any other amounts. Any rights and benefits the Employee may have under employee benefit plans and programs of the Company generally following a termination of the Employee's employment for Cause shall be determined in accordance with the terms of such plans and
     programs.   For purposes of this Agreement, termination for
     Cause shall mean (i) termination due to (y) willful or gross neglect of duties for which employed, or (z) willful misconduct in the performance of duties for which employed, in either such instance so as to cause material harm to the Company, all such facts to be determined in good faith by the Board of Directors of the Company, (ii) termination due to the Employee's committing fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company, or (iii) termination due to the Employee's committing any felony for which he is convicted and which, as determined in good faith by the Board of Directors of the Company, constitutes a crime involving moral turpitude.

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

              (d) Termination by the Company Other than for Cause. Except for a termination following a Change in Control as provided at Section 11 hereof, notwithstanding any other term or provision of this Agreement, the Company may terminate the Period of Employment at any time and for whatever reason it
     deems appropriate,  or for no reason.   In the event such
     termination by the Company occurs, including an election not to renew this Agreement under the provisions of Section 2 hereof, and is not due to disability as provided in Section 8(b) above or for Cause as provided in Section 8(c) above, the Employee shall be entitled to payment of his base salary, at the rate in effect at the time of such termination, for the period ending the earlier of six months following the third anniversary of the date hereof, or the expiration of twelve months from the date of such termination; provided, however, that such salary continuation payments shall cease in the event of the Employee's death prior to completion of such
     payments.   In the event of a termination of the Employee's
     employment under this Section 8(d) after this Agreement has expired, and in the event that a new written agreement is not entered into by the parties, the Employee shall receive his base salary for each of the succeeding six months following such termination. The Employee shall also be entitled to such bonuses (if any) as have been earned by the Employee and not
     paid to him at the time of such termination.   Following a
     termination of his employment by the Company under the circumstances described above in this Section 8(d), the Employee will make reasonable efforts to find other employment


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

     and, upon his becoming reemployed or otherwise engaged (whether as an employee, partner, consultant, or otherwise), any salary or other remuneration or benefits accruing to him from such other employment or engagement shall offset any salary continuation payments due him under this Section 8.
     Any rights and benefits the Employee may have under employee benefit plans and programs of the Company generally following a termination of the Employee's employment under the circumstances described in this Section 8(d) shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 8(d), neither the Employee nor any other person shall have any rights or claims against the Company by reason of the termination of the Employee's employment under the circumstances described in this Section 8(d).
          (e)  By  Employee  For  Good  Reason.    Employee  may
     terminate, without liability, the Period of Employment for Good Reason (as defined below) upon ten (10) days' advance written notice to the Company. The Company shall pay Employee the compensation to which he is entitled pursuant to Section
     4 through the date of termination and thereafter all obligations of the Company hereunder shall terminate. Good Reason shall exist if: (i) there is an assignment to Employee of any duties materially inconsistent with or which constitute
     a  material   change   in   Employee's   position,   duties,
     responsibilities, or status with the Company, or a material change in Employee's reporting responsibilities, title,-or offices; or removal of Employee from or failure to re-elect


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     Employee to any of such positions, except in connection with the termination of the Period of Employment for Cause, or due to disability, early or normal retirement as defined by the Company's pension plan, death, or termination of the Period of Employment by Employee other than for Good Reason; (ii) there is a reduction by the Company in Employee's annual salary then in effect; or (iii) the Company acts in any way that would have a disproportionately material adverse effect on Employee's participation in or disproportionately and materially reduce Employee's benefit under any benefit plan of the Company in which Employee is participating or deprive Employee of any material fringe benefit enjoyed by Employee when compared to other executives of the Company.
          (f) Voluntary Termination by the Employee. At any time, Employee may terminate, without liability, the Period of Employment for any reason, by giving thirty (30) days' advance
     written notice to the Company.   If Employee terminates his
     employment pursuant to this Section 8(f), the Company shall have the option, in its complete discretion, to terminate Employee immediately without the running of the notice period. The Company shall pay Employee the compensation to which he is entitled pursuant to Section 4 through the end of the notice period, or, if elected, through the day upon which early termination is elected pursuant to the foregoing sentence, and thereafter all obligations of the Company hereunder shall terminate.




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     9.   Covenants Not to Compete.
          (a) Except as provided in Section 8(d) with regard to a termination of the Period of Employment by the Company other than for Cause, the Employee promises and agrees that, until the expiration of one year following the termination or expiration of the Period of Employment, he will not for himself or any third party, directly or indirectly (i) engage in the development, operation, management or leasing of any multi-family or retail properties in any county in North Carolina or counties in any other state in which the Company is engaged in business at the time of such termination, or
     (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any third party, including but not limited to its employees, contractors, tenants and lessees.
          (b) It is the desire and intent of the parties that the provisions of this Section 9 shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 9 shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of that portion in the particular jurisdiction in which such adjudication is made, and all other portions shall continue in full force and effect.
          (c) It is expressly agreed that the provisions and covenants in this Section 9 shall not apply and shall be of no


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      force or effect in the event the Company terminates the
      Employee's employment under this Agreement and such termination is not due to disability or for Cause.
      10.  Confidential Information:  Rights to Materials.
           (a) Confidential Information. The Employee promises and agrees that he will not, either while in the Company's employ or at any time thereafter, disclose to any person not employed by the Company, or not engaged to render services to the Company, or use, for himself or any other person, firm, corporation or entity, any confidential information of the Company obtained by him while in the employ of the Company, including, without limitation, any of the Company's methods, processes, techniques, practices, research data, marketing and sales information, personnel data, customer lists, financial data, plans, know-how, trade secrets, and proprietary information of the Company; provided, however, that this provision shall not preclude the Employee from use or disclosure of information known generally to the public (other than information known generally to the public as a result of a violation of this Section 10(a) by the Employee), from use or disclosure of information acquired by the Employee outside of his affiliation with the Company, from disclosure required by law or court order, or from disclosure or use appropriate and in the ordinary course of carrying out his duties as an employee of the Company.
           (b) Rights to Materials. The Employee further promises and agrees that, upon termination of his employment for

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     whatever reason and at whatever time, he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company, any records, files, memoranda, reports, customer lists, drawings, plans, sketches, documents, specifications, and the like (or any copies thereof) relating to the business of the Company or any of its current or future Affiliated Companies.
     11. Change in Control. In the event of (i) the adoption of a plan of merger or consolidation of the Company with any other corporation, trust or partnership as a result of which the holders of the voting interests of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation, (ii) the approval by the Board of Directors of the Company of an agreement providing for the sale or transfer (other than as security or obligations of the Company) of substantially all the assets of the Company, or (iii) in the absence of a prior expression of approval by the Board of Directors of the Company, the acquisition of more than 20% of the Company's voting capital stock by any period within the meaning of Section 13(d)(3) of the Exchange Act (any such event being a Change in Control); then upon any termination of the Period of Employment by the Company other than for cause under the provisions of Section 8(d) or upon a termination caused by the Employee's refusal to relocate his principal place of work to a location outside the state of North Carolina at the request of the Company, the Employee shall be entitled to the payment of his base salary at the rate in


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   effect at the time of such termination, for a period ending the later of the expiration of the then current Period of Employment or six months following the date of termination.
        12. Injunctive Relief. The Employee acknowledges and agrees that the Company would suffer irreparable injury in the event of a breach by him or any of the provisions of Section 9 or Section 10 of this Agreement and that the Company shall be entitled to an injunction restraining him from any breach or threatened breach thereof. The Employee further agrees that, in the event of his breach of any provision of Section 9 or 10 hereof, the Company shall be entitled to cease any payments otherwise due and payable
   to the Employee hereunder.   Nothing herein shall be construed,
   however, as prohibiting the -Company from pursuing any other remedies at law or in equity which it may have for any such breach or threatened breach of any provision of Section 9 or 10 hereof, including the recovery of damages from the Employee.
        13. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Employee and his personal representatives, estate and heirs and the Company and its
   successors  and  assigns,   including  without  limitation  any
   corporation or other entity to which the Company may transfer all or substantially all of its assets and business (by operation of law or otherwise) and to which the Company may assign this Agreement. The Employee may not assign this Agreement or any part hereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate.


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     14.  Entire Agreement.   This Agreement contains the entire
agreement of the parties with respect to the employment of the Employee by the Company and supersedes and replaces all other understandings and agreements, whether oral or in writing, if any there be, previously entered into be the parties with respect to such employment.
     15. Amendment: Waiver. No provisions of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is agreed to in writing and signed by the Employee and by
a duly authorized officer of the Company.   No waiver by either
party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any other breach.
     16. Notices. Any notice to be given hereunder shall be in writing and delivered personally, or sent by certified mail or registered mail, postage prepaid, return receipt requested, addressed to the party concerned at, if to the Company, the Company's address and if to the Employee, at the Employee's home address.
     17.  Severability.   If any one or more of the provisions
contained  in  this  Agreement  shall  be  invalid,  illegal,  or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     18.  Withholding.     Anything  herein  to  the   contrary
notwithstanding, all payments made by the Company hereunder shall be subject to the withholding of such amounts relating to taxes as


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   the Company may reasonably determined it should withhold pursuant to any applicable law or regulation.
        19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina.
        IN WITNESS WHEREOF, the parties have executed this Agreement on--the day and year first above written.



                            BODDIE-NOELL RESTAURANT PROPERTIES, INC.


   (Corporate Seal)          By:   (Signature of W. Craig Worthy)
                             Title: Vice President

   ATTEST:
   (Signature of Kimberly L. Webb)
   Assistant Secretary



                                   (Signature of Philip S. Payne)      (SEAL)
                                                  (Employee)